As filed with the Securities and Exchange Commission on March 22 , 2012
Registration No. 333-179685
Registration No. 333-179685-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RBS Holdings N.V.
The Royal Bank of Scotland N.V.
(Exact name of each registrant as specified in its charter)

The Netherlands		N/A
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Gustav Mahlerlaan 350 1082 ME Amsterdam P.O. Box 12925 The Netherlands (011) (31-20) 464-9999
(Address and telephone number of registrants’ principal executive offices)

CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 894-8940
(Name, address and telephone number of agent for service)

Copies to:
Linda A. Simpson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable, after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
The Royal Bank of Scotland N.V. Debt Securities	(2)	100%	$200,000,000	$22,920.00
Guarantees of Debt Securities of The Royal Bank of Scotland N.V.(5)

(1)
This Registration Statement also relates to offers and sales of debt securities and related guarantees in connection with market-making transactions by and through affiliates of the registrants, including RBS Securities Inc.  These securities consist of debt securities and the related guarantees that are initially being registered, and will initially be offered and sold, under this Registration Statement and debt securities and the related guarantees that were initially registered, and were initially offered and sold, under the Registration Statements no. 333-162193 and 333-162193-01 filed on September 29, 2009 (the “Prior Registration Statements”).  All such market-making reoffers and resales of securities and guarantees that were initially offered and sold pursuant to the Prior Registration Statements after the effectiveness of this Registration Statement will be made solely pursuant to this Registration Statement.

(2)
Pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement also relates to $178,900,000 aggregate amount of the Registrants’ debt securities (the “Unsold Securities”) that were previously registered by the Registrants on the Prior Registration Statements, but not sold as of the time of this Registration Statement.  The Unsold Securities include (a) $35,275,000 aggregate principal amount of the $100,000,000 RBS US Large Cap Trendpilot™ Exchange Traded Notes, with respect to which $7,130.00 of registration fees were paid on December 7, 2010, (b) $65,750,000 aggregate principal amount of the $100,000,000 RBS US Mid Cap Trendpilot™ Exchange Traded Notes, with respect to which $11,610.00 of registration fees were paid on January 25, 2011, and (c) $77,875,000 aggregate principal amount of the $100,000,000 RBS Gold Trendpilot™ Exchange Traded Notes, with respect to which $11,610.00 of registration fees were paid on February 18, 2011.

(3)	Estimated pursuant to Rule 457(o), as amended, solely for the purposes of calculating the registration fee. Does not include the Unsold Securities.

(4)	Pursuant to Rule 415(a)(6), no additional registration fee is payable with respect to the Unsold Securities.

(5)	The guarantees of the debt securities of The Royal Bank of Scotland N.V. will be issued by RBS Holdings N.V. No separate consideration will be received for any of these guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment to the registration statement on Form F-3 filed on February 24, 2012 by RBS Holdings N.V. and The Royal Bank of Scotland N.V. is being filed solely for the purpose of filing certain exhibits and to amend the fee table to register additional securities. No changes to the prospectus included in the original registration statement are being made by this amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

RBS Holdings N.V. and The Royal Bank of Scotland N.V.

The Articles of Association of RBS Holdings N.V. and The Royal Bank of Scotland N.V. contain no provisions under which any member of the supervisory board or the managing board or any officer of the respective registrants is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, the Articles of Association of the respective registrants provide that the annual accounts shall be adopted at the shareholders meeting of the respective registrants and that the shareholders meeting shall make all decisions regarding the discharge of the members of the respective registrants’ managing board and supervisory board in respect of their management and supervision respectively. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to the respective registrants’ shareholders.  Furthermore, this discharge may not set aside general rules regarding liability of the members of the respective managing boards with regard to the proper fulfillment of their task. Certain officers and members of the supervisory board and the managing board of the respective registrants are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

(1)      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of RBS Holdings’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 8 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3)      The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (3)(a)(i), (3)(a)(ii) and (3)(a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(e)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RBS Holdings N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of the 22nd day of March, 2012.

RBS Holdings N.V.

By:	/s/ Jan de Ruiter
	Name:	Jan de Ruiter
	Title:	Chairman of the Managing Board

By:	/s/ Pieter van der Harst
	Name:	Pieter van der Harst
	Title:	Member of the Managing Board

By:	/s/ Peter Fijn van Draat
	Name:	Peter Fijn van Draat
	Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of RBS Holdings N.V. and in the capacities indicated as of the 22nd day of March, 2012.

Signature	Title

/s/ Jan de Ruiter	Chairman of the Managing Board
Jan de Ruiter	Chief Executive Officer

/s/ Pieter van der Harst	Member of the Managing Board
Pieter van der Harst	Chief Financial Officer

/s/ Jeroen Kremers	Vice Chairman of the Managing Board
Jeroen Kremers	Chief Risk Officer

/s/ Michael Geslak	Member of the Managing Board
Michael Geslak	Chief Administrative Officer

/s/ Richard Hemsley	Member of the Managing Board
Richard Hemsley	Head of Global Transaction Services

AUTHORIZED REPRESENTATIVE

By:	/s/ Prabhat Vira
	Name:	Prabhat Vira

Date: March 22, 2012
as the duly authorized representative of RBS Holdings N.V. in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Royal Bank of Scotland N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of the 22nd day of March, 2012.

The Royal Bank of Scotland N.V.

By:	/s/ Jan de Ruiter
	Name:	Jan de Ruiter
	Title:	Chairman of the Managing Board

By:	/s/ Pieter van der Harst
	Name:	Pieter van der Harst
	Title:	Member of the Managing Board

By:	/s/ Peter Fijn van Draat
	Name:	Peter Fijn van Draat
	Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of The Royal Bank of Scotland N.V. and in the capacities indicated as of the 22nd day of March, 2012.

Signature	Title

/s/ Jan de Ruiter	Chairman of the Managing Board
Jan de Ruiter	Chief Executive Officer

/s/ Pieter van der Harst	Member of the Managing Board
Pieter van der Harst	Chief Financial Officer

/s/ Jeroen Kremers	Vice Chairman of the Managing Board
Jeroen Kremers	Chief Risk Officer

/s/ Michael Geslak	Member of the Managing Board
Michael Geslak	Chief Administrative Officer

/s/ Richard Hemsley	Member of the Managing Board
Richard Hemsley	Head of Global Transaction Services

AUTHORIZED REPRESENTATIVE

By:	/s/ Prabhat Vira
	Name:	Prabhat Vira

Date: March 22, 2012
as the duly authorized representative of The Royal Bank of Scotland N.V. in the United States

EXHIBIT INDEX

1.1*
U.S. Distribution Agreement relating to senior debt securities issued by ABN AMRO Bank N.V., incorporated by reference to Exhibit 1.1 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

1.2*
Agent Accession Letter dated as of September 14, 2009 between ABN AMRO Bank N.V., ABN AMRO Holding N.V. and RBS Securities Inc. relating to the U.S. Distribution Agreement, incorporated by reference to Exhibit 1.2 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

1.3*
Letter Agreement dated as of September 29, 2009 between ABN AMRO Bank N.V., ABN AMRO Holding N.V. and RBS Securities Inc. relating to the U.S. Distribution Agreement, incorporated by reference to Exhibit 1.3 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

4.1*
Indenture, dated as of September 15, 2006, among ABN AMRO Bank N.V., as issuer, ABN AMRO Holding N.V., as guarantor, Citibank, N.A., as securities administrator and Wilmington Trust Company, as trustee, incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

4.2*
Form of ABN AMRO Bank N.V. Senior Note, incorporated by reference to Exhibit 4.12 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-137691 and 333-137691-02) on September 29, 2006.

5.1*	Opinion of Clifford Chance LLP as to the validity of the debt securities of The Royal Bank of Scotland N.V. and the debt securities guarantees of RBS Holdings N.V. (Dutch law)
5.2**	Opinion of Davis Polk & Wardwell LLP as to the validity of the debt securities of The Royal Bank of Scotland N.V. and the debt securities guarantees of RBS Holdings N.V.
23.1*	Consent of Deloitte Accountants B.V.
23.3*	Consent of Clifford Chance LLP (included in Exhibit 5.1)
23.4**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on the signature pages)
25.1**	Statement of Eligibility of Wilmington Trust Company.

* Previously filed or incorporated by reference herein.

** Filed herewith.

Exh-I-1